Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124140, 333-122628, 333-110855, 333-110854, 33-40730, 333-103573, 333-59516, 333-38378, 333-166521 and 333-183243), Form S-3 (Nos. 333-120776, 333-49952 and 333-48194) and Form S-3ASR (333-209123) of Molson Coors Brewing Company of our report dated February 14, 2017 relating to the consolidated financial statements of MillerCoors LLC, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 14, 2017